Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-139509, 333-151571, 333-167381, 333-177818 and 333-206931 each on Form S-8 of our reports dated February 26, 2016, relating to the consolidated financial statements of IPG Photonics Corporation and subsidiaries (the"Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2015.
/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 26, 2016